SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 5, 2013 (June 19, 2013)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 19, 2013, Inergy, L.P. (“Inergy”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing the closing of the transactions contemplated by that certain Contribution Agreement (the “Contribution Agreement”), dated as of May 5, 2013, by and among Inergy, Inergy GP, LLC, Crestwood Gas Services Holdings LLC (“Crestwood Gas Holdings”) and Crestwood Holdings LLC. Pursuant to the Contribution Agreement, Crestwood Gas Holdings agreed to contribute (the “Contribution”) all of the membership interests of Crestwood Gas Services GP LLC (“Crestwood Gas”) to Inergy in exchange for 35,103,113 common units of Inergy and 4,387,889 subordinated units of Inergy.

On July 23, 2013, Inergy filed Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to the Original 8-K to include certain financial statements. This Amendment No. 2 on Form 8-K/A (“Amendment No. 2”) amends and supplements the Original 8-K and Amendment No. 1 to file the financial statements described in Item 9.01(a), which supersede the previously filed financial statements in Amendment No. 1, and also to provide Management’s Discussion and Analysis of Financial Condition and Results of Operations related to those financial statements. No other changes are being made to the Original 8-K. Inergy will file a further amendment to this Amendment No. 2 to provide the March 31, 2013 unaudited interim consolidated financial statement of Crestwood Gas and the unaudited pro forma financial information on the March 31, 2013 interim statement of operations and balance sheet to give effect to the Contribution.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited historical consolidated financial statements of Crestwood Gas Services GP LLC for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010, and the related notes thereto, together with the report of Deloitte & Touche LLP, independent auditors, concerning those statements and related notes, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Financial Information for Crestwood Gas Services GP LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

Date: August 5, 2013	BY:	INERGY GP, LLC, Its General Partner

	By:	/s/ Michael J. Campbell
Michael J. Campbell
Sr. Vice President – Chief Financial Officer

Exhibit Index

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Financial Information for Crestwood Gas Services GP LLC